UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Elevation Series Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	See Following Page
(State of incorporation or organization)	(IRS Employer Identification No.)

1700 Broadway, Suite 2100 Denver, CO	80290
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:

333-265972

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the funds listed below, each a separate series of Elevation Series Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 109 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 110 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A, as amended (Commission File Nos. 333-265972; 811-23812) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission:

Fund Name:	EIN
Clough Global Macro ETF	42-4030572

Item 2. Exhibits.

(1)	Certificate of Trust dated March 7, 2022[1]

(2)	Certificate of Amendment to Certificate of Trust[2]

(3)	Second Amended and Restated Agreement and Declaration of Trust of Elevation Series Trust dated September 26, 2022[2]

1 Incorporated by reference to Registrant’s Registration Statement on Form N-1A (1933 Act File No. 333-265972) filed on July 1, 2022.

2 Incorporated by reference to Registrant’s Registration Statement on Form N-1A (1933 Act File No. 333-265972) filed on September 30, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELEVATION SERIES TRUST

October 16, 2026
/s/ Bradley Swenson
Name: Bradley Swenson
Title: President